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                                                                    EXHIBIT 10.3

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

            THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of this March 31, 2004, by and among: (i) THE HILLMAN GROUP, INC., a Delaware corporation ("Borrower"); (ii) THE HILLMAN COMPANIES, INC., a Delaware corporation, and each of its Subsidiaries other than the Borrower (the "Guarantors", and together with Borrower, each an "Obligor" and collectively, "Obligors"); (iii) ALLIED CAPITAL CORPORATION, a Maryland corporation ("Subordinated Creditor"); and (iv) MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services, Inc., a Delaware corporation, as Administrative Agent for all Senior Lenders party to the Senior Credit Agreement described below.

                                    RECITALS

            A. Borrower, Agent (as hereinafter defined) and Senior Lenders (as hereinafter defined) have entered into a Credit Agreement of even date herewith (as the same may be amended, supplemented, extended, renewed, replaced, refinanced or otherwise modified from time to time as permitted hereunder, the "Senior Credit Agreement") pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to Borrower.

            B. To induce Agent and Senior Lenders to execute and deliver the Senior Credit Agreement, each of the Guarantors has executed and delivered to Agent that certain Guaranty Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Senior Guaranty") pursuant to which Guarantors have guaranteed all of Borrower's obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined).

            C. All of Obligors' obligations to Agent and Senior Lenders under the Senior Credit Agreement, the Senior Guaranty and the other Senior Debt Documents are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of each Obligor (the "Collateral").

            D. Borrower and Subordinated Creditor have entered into a Loan Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Loan Agreement") pursuant to which Subordinated Creditor is extending credit to Borrower as evidenced by Senior Subordinated Debentures of even date herewith in the aggregate principal amount of $47,500,000 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Notes").

            E. To induce Subordinated Creditor to execute and deliver the Loan Agreement, each of the Guarantors has executed and delivered to Subordinated Creditor that certain Guaranty Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Guaranty") pursuant to which Guarantors have guaranteed all of Borrower's

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obligations to Subordinated Creditor under the Loan Agreement and the other
Subordinated Debt Documents (as hereinafter defined).

            F. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and each Obligor in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents.

            NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

            1. DEFINITIONS. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Senior Credit Agreement. In addition, the following terms shall have the following meanings in this Agreement:

            "AGENT" shall mean Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as Administrative Agent for the Senior Lenders, or any other Person appointed by the holders of the Senior Debt as successor administrative agent for purposes of the Senior Debt Documents and this Agreement.

            "BANKRUPTCY CODE" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

            "DERIVATIVES AGREEMENT" means any agreement between any Obligor and any Derivatives Creditor with respect to one or more Derivative Obligations, and "Derivatives Agreements" means any two or more of such Derivatives Agreements, collectively.

            "DERIVATIVES CREDITOR" means the Agent, in its individual capacity, any Affiliate of the Agent, any Senior Lender, any Affiliate of any Senior Lender or any syndicate of financial institutions arranged by the Agent or any Senior Lender from time to time party to one or more Derivatives Agreements with any Obligor (even if the Agent or such Senior Lender ceases after the execution of such agreement to be the Agent or a Senior Lender, as applicable, under the Senior Credit Agreement for any reason) and their successors and assigns, and "Derivatives Creditors" means any two or more of such Derivatives Creditors, collectively.

            "DISTRIBUTION" means, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation

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      by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

            "ENFORCEMENT ACTION" shall mean (a) to take or receive from, for the account or on behalf of any Obligor or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Obligor or any such guarantor with respect to the Subordinated Debt (except for the payment of Permitted Subordinated Debt Payments to the extent permitted by Section 2.3), (b) to demand or sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Obligor or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Obligor or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Obligor or any such guarantor.

            "MERRILL LYNCH LOAN DOCUMENTS" shall mean the Senior Credit Agreement, the Notes issued under the Senior Credit Agreement, the Senior Guaranty and all other agreements, documents and instruments executed from time to time in connection therewith, now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Senior Debt, as the same may be amended, supplemented or otherwise modified (including to increase the amounts outstanding thereunder to the extent permitted hereunder) from time to time as permitted hereunder.

            "OBLIGOR" shall have the meaning given in the preamble to this Agreement and shall include any subsidiary of any Obligor which hereafter executes a joinder to this Agreement agreeing to be bound hereby.

            "PERMITTED REFINANCING" shall mean any addition to or refinancing in whole or in part of the Senior Debt under the Merrill Lynch Loan Documents provided that the financing documentation entered into by Obligors in connection with such Permitted Refinancing constitute Permitted Refinancing Senior Debt Documents.

            "PERMITTED REFINANCING SENIOR DEBT DOCUMENTS" shall mean any financing documentation which replaces all or any portion of the Merrill Lynch Loan Documents and pursuant to which the Senior Debt is extended, renewed, replaced or refinanced, as such financing documentation may be amended, supplemented or otherwise modified or further extended, renewed,

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      replaced or refinanced from time to time in compliance with this
      Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (a) then exist in Merrill Lynch Loan Documents or (b) could be included in the Merrill Lynch Loan Documents by an amendment or other modification, extension, renewal, replacement or refinancing that would not be prohibited by the terms of this Agreement.

            "PERMITTED SUBORDINATED DEBT PAYMENTS" means regularly scheduled payments of interest on the Subordinated Debt (including interest paid in kind under the Subordinated Note), all fees consented to by Agent and all reasonable out-of-pocket costs and expenses due and payable on a non-accelerated basis, in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

            "PERSON" means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

            "PROCEEDING" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

            "REORGANIZATION SUBORDINATED SECURITIES" shall mean any debt or equity securities of any Obligor or any other Person that are authorized by an unstayed, final, nonappealable order or decree stating that effect is being given to the subordination of the Subordinated Obligations to the Senior Debt and made by a court of competent jurisdiction in a Proceeding and distributed to the Subordinated Creditor in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or adjustment and that are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt; provided, that (x) if a new entity results from any such reorganization or similar proceeding, such entity assumes all Senior Debt that will be outstanding after giving effect thereto and (y) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered or impaired, including, without limitation, such rights being impaired within the meaning of Section 1124 of the Bankruptcy Code, or any impairment of the right to receive interest accruing during the pendency of a Proceeding, including Proceedings under Title 11 of the Bankruptcy Code.

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            "SENIOR COVENANT DEFAULT" shall mean any "Event of Default" with respect to Sections 6.01 (a), 6.01(b), 6.01(c) or Article VII of the Senior Credit Agreement (other than a Senior Payment Default).

            "SENIOR DEBT" shall mean all obligations, liabilities and indebtedness now or hereafter existing, whether fixed or contingent, and whether for principal of, premium (if any), interest (including, without limitation, interest accruing at the rates set forth in the Senior Debt Documents after the commencement of any Proceeding by the Obligors, whether or not allowed or allowable as a claim in any such proceeding), fees, expenses, indemnifications, reimbursement obligations or otherwise, under the Senior Debt Documents or any Derivatives Agreement related to the Obligations under the Senior Debt Documents, whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, together in each case with all renewals, extensions, increases or rearrangements thereof; provided, however, that in no event shall the principal amount of the Senior Debt exceed $300,000,000 as reduced by the amount of any scheduled principal amortization payments to the extent paid in cash (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing). Senior Debt under the Senior Debt Documents shall continue to constitute Senior Debt for all purposes hereof, notwithstanding that such Senior Debt or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, the Bankruptcy Code or any similar federal or state law for the relief of debtors or other applicable insolvency law or equitable principles (i) as a claim for unmatured interest, (ii) as a fraudulent transfer or conveyance or (iii) otherwise. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.

            "SENIOR DEBT DOCUMENTS" shall mean (a) the Merrill Lynch Loan Documents, and (b) after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

            "SENIOR DEFAULT" shall mean any Senior Payment Default or Senior Covenant Default.

            "SENIOR DEFAULT NOTICE" shall mean a written notice from Agent to Subordinated Creditor pursuant to which Subordinated Creditor is notified of the occurrence of a Senior Default, which notice incorporates a description of such Senior Default.

            "SENIOR LENDERS" shall mean the holders from time to time of the Senior Debt.

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            "SENIOR PAYMENT DEFAULT" shall mean any "Event of Default" under the
      Senior Debt Documents resulting from the failure of any Obligor to pay, on a timely basis, any principal, interest, fees or other monetary obligations under the Senior Debt Documents including, without limitation, any default in payment of Senior Debt after acceleration thereof.

            "SUBORDINATED DEBT" shall mean all of the obligations of any Obligor to Subordinated Creditor evidenced by or incurred pursuant to, or arising out of, the Subordinated Debt Documents.

            "SUBORDINATED DEBT DOCUMENTS" shall mean the Subordinated Note, the Loan Agreement, the Subordinated Guaranty, any other guaranty with respect to the Subordinated Debt, and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt and all amendments, supplements and modifications thereof, whether or not made in compliance with this Agreement.

            "SUBORDINATED DEBT DEFAULT" shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt or any Subordinated Debt Document.

            "SUBORDINATED DEBT DEFAULT NOTICE" shall mean a written notice from Subordinated Creditor or any Obligor to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

            2.    SUBORDINATION.

            2.1. SUBORDINATION OF SUBORDINATED DEBT TO SENIOR DEBT. Each Obligor covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer, exchange, replacement or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

            2.2. LIQUIDATION, DISSOLUTION, BANKRUPTCY. In the event of any Proceeding involving any Obligor:

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            (a)   All Senior Debt shall first be indefensibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor from the Obligor subject to such Proceeding on account of any Subordinated Debt (other than a Distribution of Reorganization Subordinated Securities which the Subordinated Creditor is hereby specifically authorized to receive and retain).

            (b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt (other than a Distribution of Reorganization Subordinated Securities which the Subordinated Creditor is hereby specifically authorized to receive and retain) shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions (other than Reorganization Subordinated Securities) to Agent. Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions (other than Reorganization Subordinated Securities) and agrees to execute such further documents and instruments evidencing the same as the Agent may reasonably request.

            (c) Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt, this Agreement or any liens and security interests securing the Senior Debt.

            (d) At the meeting of creditors or in the event of any Proceeding involving such Obligor, Subordinated Creditor shall retain the right to vote, file proofs of claim and otherwise act with respect to the Subordinated Debt (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided that Subordinated Creditor hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 20 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to five days before the expiration of the time to vote any such claim; provided the Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event Agent votes any claim in accordance with the authority granted hereby, no Subordinated Creditor shall be entitled to change or withdraw such vote.

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            (e)   The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

            2.3.  SUBORDINATED DEBT PAYMENT RESTRICTIONS.

            (a) Notwithstanding the terms of the Subordinated Debt Documents, each Obligor hereby agrees that it may not make, and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents have terminated other than Permitted Subordinated Debt Payments subject to the terms of Section 2.2 of this Agreement; provided, however, that each Obligor and Subordinated Creditor further agree that no Permitted Subordinated Debt Payment may be made (other than interest paid in kind) by any Obligor or accepted by Subordinated Creditor if, at the time of such payment:

                  (i) a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents; or

                  (ii) (A) Borrower and Subordinated Creditor shall have received a Senior Default Notice from Agent or all Senior Lenders stating mat a Senior Covenant Default exists, (B) each such Senior Covenant Default shall not have been cured or waived and (C) 180 days shall not have elapsed since the date such Senior Default Notice was received by the Subordinated Creditor.

            (b) Obligors shall resume Permitted Subordinated Debt Payments (and shall make any Permitted Subordinated Debt Payments missed due to the application of Section 2.3(a)) in respect of the Subordinated Debt or any judgment with respect thereto:

                  (i)   in the case of a Senior Payment Default referred to in
            Section 2.3(a)(i), upon a cure or waiver thereof in accordance with the terms of the Senior Debt Documents; or

                  (ii)  in the case of a Senior Default Notice referred to in
            Section 2.3(a)(ii), upon the earlier to occur of (A) the cure or waiver of all such Senior Covenant Defaults in accordance with the terms of the Senior Debt Documents or (B) the expiration of a period of 18O days

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            from the date such Senior Default Notice was received by the
            Subordinated Creditor.

            (c) No Senior Default shall be deemed to have been waived for purposes of this Section 2.3 unless and until Borrower shall have received a written waiver from Agent or all Senior Lenders.

            (d) Notwithstanding any provision of this Section 2.3 to the contrary:

                  (i) no Obligor shall be prohibited from making, and Subordinated Creditor shall not be prohibited from receiving, Permitted Subordinated Debt Payments under Section 2.3(a)(ii) on more than one occasion within any period of 360 consecutive days and on more than five occasions during the period this Agreement is in effect with respect to the Subordinated Debt;

                  (ii) no Senior Covenant Default existing on the date any Senior Default Notice is given pursuant to Section 2.3(a)(ii) shall be used as a basis for any subsequent Senior Default Notice unless such default has been cured or waived for a period of at least 90 consecutive days, provided, however, any breach of Section 7.17 of the Senior Credit Agreement for a period after the expiration of a blockage period that would give rise to a new Senior Covenant Default, even though such breach is a breach of a provision under which a prior Senior Covenant Default previously existed, shall constitute a new Senior Covenant Default for this purpose;

                  (iii) the failure of Obligors to make any Distribution with respect to the Subordinated Debt by reason of the operation of this
            Section 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default arising from such failure under the applicable Subordinated Debt Documents;

                  (iv) nothing in this Agreement or in the Subordinated Debt Documents shall prevent the Obligors at any time, except during the pendency of any Proceeding referred to in Section 2.2 or under the conditions referred to in Section 2.3, from making Permitted Subordinated Debt Payments or prevent the Subordinated Creditor from receiving Permitted Subordinated Debt Payments or, subject to
            Section 2.4, exercising any remedy available to the Subordinated Creditor under the Subordinated Debt Documents at any time on account of the principal, interest or other charges with respect to the Subordinated Debt; and

                  (v) the provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 would be applicable.

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            2.4.  SUBORDINATED DEBT STANDSTILL PROVISIONS.

            (a) Until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents have been terminated, Subordinated Creditor shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt, until the earliest to occur of the following and in any event no earlier than five (5) days after Agent's receipt of written notice of Subordinated Creditor's intention to take any such Enforcement Action (which five day notice may be given during the 180 day period described in clause (ii) below):

                  (i)   acceleration of the Senior Debt;

                  (ii) the passage of 180 days from the delivery of a Subordinated Debt Default Notice to Agent if any Subordinated Debt Default described therein shall not have been cured or waived within such period;

                  (iii) the occurrence of any Proceeding with respect to any
            Obligor or its assets;

                  (iv) the commencement by Agent or any Senior Lender of any judicial or non-judicial action or proceeding against any Obligor or any guarantor of the Senior Debt to (A) realize upon any collateral securing the Senior Debt or exercise any right or remedy with respect to such collateral, (B) enforce any of the rights and remedies available to Agent or any Senior Lender with respect to the Senior Debt or any collateral securing the Senior Debt, or (C) enforce payment of or to collect the whole or any part of the Senior Debt; or

                  (v) the occurrence of any Senior Default or Subordinated Debt Default arising from the merger, sale, liquidation, dissolution, or change of control of an Obligor.

            (b) Notwithstanding the foregoing but subject to Section 2.2 hereof, Subordinated Creditor may vote, file proofs of claim and otherwise act with respect to the Subordinated Debt against any Obligor in any Proceeding involving such Obligor or its assets. Any Distributions (other than a Distribution of Reorganization Subordinated Securities permitted under Section 2.2(a) or Section 2.2(b)) or other proceeds of any Enforcement Action obtained by Subordinated Creditor shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until all Senior Debt is paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated.

            (c) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lenders such

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      acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by the Subordinated Creditor shall likewise be rescinded if such Enforcement Action is based solely on Section 2.4(a)(i).

            (d) Notwithstanding anything herein to the contrary, no provision herein shall prevent the Subordinated Creditor from (i) taking any action described in clause (b) or (c) of the definition of "Enforcement Action" to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims or (ii) seeking specific performance or other injunctive relief to compel an Obligor to comply with an obligation under the Subordinated Debt Documents, so long as it is not accompanied by a claim for, or result in or potentially result in the receipt of, monetary damages.

            2.5. INCORRECT PAYMENTS. If any Distribution on account of the Subordinated Debt not permitted to be made by an Obligor or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor before all Senior Debt is paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Agent and Senior Lenders and shall be promptly paid over to Agent, or its designated representative, for application (in accordance with the Senior Debt Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is indefeasibly paid in full in cash.

            2.6. SUBORDINATION OF LIENS AND SECURITY INTERESTS; AGREEMENT NOT TO CONTEST; AGREEMENT TO RELEASE LIENS. Until the Senior Debt has been paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, any liens and security interests of Subordinated Creditor in the Collateral which may exist in breach of Subordinated Creditor's agreement pursuant to Section 3.2(f) or Section 4.1 of this Agreement shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Agent and Senior Lenders in the Collateral securing the Senior Debt. In the event that any Obligor grants to the Subordinated Creditor any liens or security interests in the Collateral, Subordinated Creditor shall (or shall cause its agent) to promptly execute and deliver to Agent such termination statements and releases as Agent shall request to effect the release of the liens and security interests of Subordinated Creditor in such Collateral solely in connection with any sale of such Collateral by Agent so long as the proceeds thereof are used to repay and permanently reduce the amount of Senior Debt outstanding. In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor may be required to deliver pursuant to this Section 2.6.

            2.7.  SALE, TRANSFER OR OTHER DISPOSITION OF SUBORDINATED DEBT.

            (a) Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document: (i) without giving prior written notice of such action to Agent and (ii) unless (a) prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement substantially identical (as reasonably determined by the Agent) to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Senior Lenders arising under this Agreement, and (b) after the consummation of such action there shall be either (i) no more than five holders of Subordinated Debt, or (ii) one Person acting as agent for all holders of Subordinated Debt such that any Senior Default Notices and other notices and communications to be delivered to the holders of Subordinated Debt shall be made to or obtained from such agent and shall be binding on each holder of Subordinated Debt as if directly obtained from the Senior Lenders.

            (b) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 9 hereof.

            2.8. LEGENDS. Until the termination of this Agreement in accordance with Section 15 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

            "This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the "Subordination Agreement") dated as of March 31, 2004 among The Hillman Group, Inc. ("Borrower"); The Hillman Companies, Inc. and its Subsidiaries other than the Borrower (the "Guarantors", and together with Borrower, each an "Obligor" and collectively, "Obligors"); Allied Capital Corporation ("Subordinated Creditor"); and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as Agent for all Senior Lenders party to the Senior Credit Agreement, to the indebtedness (including interest) owed by certain of such Obligors pursuant to that certain Credit Agreement dated as of March 31, 2004 among such Obligors, Agent and the lenders from time to time party thereto, as such Credit Agreement may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement, each to the extent permitted by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement."

            3.    MODIFICATIONS.

            3.1. MODIFICATIONS TO SENIOR DEBT DOCUMENTS. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that Senior Lenders shall not amend any Senior Debt Document to (a) increase the principal amount of the Senior Debt (except as permitted by the definition of Senior Debt herein), (b) increase any applicable margin (including fees) with respect to the Senior Debt by more than 2% over the highest interest rate margin applicable to the Senior Debt on the date hereof except in connection with the imposition of a default rate of interest in accordance with the terms of the Senior Debt Documents in effect on the date hereof or change the floating interest rate component of the Senior Debt from Prime Rate, Federal Funds Rate or London Interbank Offered Rate, (c) extend the final maturity of the Senior Debt (as set forth in the Senior Debt Documents in effect on the date hereof) to a date less than six months prior to the maturity date of the Subordinated Debt, or (d) shorten the weighted average term to maturity by more than six months. In the event that any Senior Debt Document is amended to add or make more restrictive any covenant or event of default with respect to the Senior Debt, the Subordinated Creditor shall be permitted to amend the Subordinated Debt Documents to provide for such additional, or more restrictive, covenant or event of default (it being understood that any such additional, or more restrictive, financial covenant shall be subject to "cushions" consistent with the existing "cushions" between the existing financial covenant set forth in the Senior Debt Documents and the Subordinated Debt Documents); provided that any such covenant, to the extent amended, may not be used by Agent or the Senior Lenders as the basis of a Senior Default Notice under Section 2.3(a)(ii) hereof. In the event that any Senior Debt Document is amended to change the dates upon which payments of principal or interest on the Senior Debt are due, the Subordinated Creditor shall be permitted to amend the Subordinated Debt Documents to change interest payment dates with respect to the Subordinated Debt such that the number of days between the interest payment dates under the Senior Debt and the Subordinated Debt remain the same as on the date hereof.

            3.2. MODIFICATIONS TO SUBORDINATED DEBT DOCUMENTS. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents if such amendment, modification or supplement would add or change any terms, agreements, covenants or conditions in any manner adverse to any Obligor, or shorten the final maturity or average life to maturity or required any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

            4.    REPRESENTATIONS AND WARRANTIES.

            4.1. REPRESENTATIONS AND WARRANTIES OF SUBORDINATED CREDITOR. Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) Subordinated Creditor is a corporation duly formed and validly existing under the laws of the State of Maryland; (b) Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Subordinated Creditor will not violate or conflict with the organizational documents of Subordinated Creditor, any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; (e) Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt; and (f) the Subordinated Debt is an unsecured obligation of Obligors.

            4.2. REPRESENTATIONS AND WARRANTIES OF AGENT. Agent hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) Agent is a division of a corporation duly formed and validly existing under the laws of the State of Delaware; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

            5. SUBROGATION. Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Debt Documents, Subordinated Creditor shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to Subordinated Creditor is not, as between the

Companies and Subordinated Creditor, a payment by any Obligor to or on account of the Senior Debt.

            6. MODIFICATION. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

            7. FURTHER ASSURANCES. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

            8. NOTICE OF SUBORDINATED DEBT DEFAULT; NOTICE OF TRANSFER, (a) the Borrower shall provide Agent with notice of the occurrence of each Subordinated Debt Default and shall notify Agent in the event such Subordinated Debt Default is cured and waived; (b) Upon transfer of Subordinated Debt, Subordinated Creditor will provide Agent with the notice thereof certifying that the transfer complies with the provisions of Section 2.7 hereof and supplying Agent with the name, jurisdiction of formation (for transferees that are not individuals) and address of each such transferee.

            9. NOTICES. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

      Notices shall be addressed as follows:

            If to Subordinated Creditor:

            Allied Capital Corporation
            401 North Michigan
            Suite 2050
            Chicago, Illinois 60611
            Attention: John Fruehwirth
            Facsimile: (312) 828-0909

            With a copy to:

            Piper Rudnick LLP
            1200 19th Street, N.W.
            Washington, D.C. 20036
            Attention: Richard Marks
            Facsimile: (202) 223-2085

            If to any Obligor:

            The Hillman Companies, Inc.
            10590 Hamilton Avenue
            Cincinnati, OH 45231
            Attention: James Waters
            Facsimile: (513) 595-8297

            With a copy to:

            Kirkland & Ellis LLP
            Aon Center
            200 East Randolph Drive.
            Chicago, Illinois 60601-6636
            Attention: Christopher Butler
            Facsimile: (312)861-2200

            If to Agent or Senior Lenders:

            Merrill Lynch Capital
            222 North LaSalle Street
            Chicago, Illinois 60601
            Attention: Legal Department
            Facsimile: (312) 499-3127

            With a copy to:

            Fried, Frank, Harris., Shriver & Jacobson LLP
            One New York Plaza
            New York, New York 10004
            Attention: Valerie Jacob
            Facsimile: (212) 859-8589

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

            10. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, Subordinated Creditor and each Obligor. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

            11. RELATIVE RIGHTS. This Agreement shall define the relative rights of Agent, Senior Lenders and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among Obligors, Agent and Senior Lenders and as between Obligors and Subordinated Creditor, the obligation of any Obligor with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of any Obligor.

            12. CONFLICT. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents or the Senior Debt Documents, the provisions of this Agreement shall control and govern.

            13. HEADINGS. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

            14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            15. SEVERABILITY. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

            16. CONTINUATION OF SUBORDINATION; TERMINATION OF AGREEMENT. This Agreement shall remain in full force and effect until the payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

            17. APPLICABLE LAW. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

            18. CONSENT TO JURISDICTION. EACH OF AGENT, SUBORDINATED CREDITOR AND EACH OBLIGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH OF AGENT, SUBORDINATED CREDITOR AND EACH OBLIGOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF AGENT, SUBORDINATED CREDITOR AND EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO AGENT, SUBORDINATED CREDITOR AND EACH OBLIGOR AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

            19    WAIVER OF JURY TRIAL. SUBORDINATED CREDITOR, EACH OBLIGOR AND
AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF SUBORDINATED CREDITOR, EACH OBLIGOR AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITOR, EACH OBLIGOR AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

            20. RELIANCE. Upon any payment or distribution of assets of an Obligor of the Subordinated Debt or Senior Debt in connection with any Proceeding with respect thereto, the Subordinated Creditor shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such Proceeding is pending, delivered to the Subordinated Creditor, purporting to enforce or interpret this Agreement for the purpose of ascertaining the holders of Senior Debt entitled to participate in such payment or distribution in accordance with this Agreement, the amount thereof, and all other matters related thereto. The Subordinated Creditor shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or the receipt of any payment by it, unless and until the Subordinated Creditor shall have received written notice thereof in accordance with this Agreement from the Obligors or Agent, and prior to the receipt of any such written notice the Subordinated Creditor shall be entitled to assume conclusively that no such facts exist.

                         {Signatures on following page.}

            IN WITNESS WHEREOF, Subordinated Creditor,. Obligors and Agent have caused this Agreement to be executed as of the date first above written.

                                     SUBORDINATED CREDITOR:

                                     ALLIED CAPITAL CORPORATION

                                     By: /s/ JOHN FRUEHWIRTH
                                         -----------------------------------
                                     Name: JOHN FRUEHWIRTH
                                     Title: PRINCIPAL

                                     OBLIGORS:

                                     THE HILLMAN COMPANIES, INC.

                                     BY: /s/ MAX W. HILLMAN, JR.
                                         -----------------------------------
                                     NAME: _________________________________
                                     TITLE:_________________________________

                                     THE HILLMAN GROUP, INC.

                                     BY: /s/ MAX W. HILLMAN, JR.
                                         -----------------------------------
                                     NAME: _________________________________
                                     TITLE: ________________________________

                                     HILLMAN INVESTMENT COMPANY

                                     BY: /s/ MAX W. HILLMAN, JR.
                                         -----------------------------------
                                     Name:__________________________________
                                     Title:_________________________________

                                     SUNSOURCE TECHNOLOGY SERVICES LLC

                                     By: /s/ MAX W. HILLMAN, JR.
                                         -----------------------------------
                                     Name: _________________________________
                                     Title: ________________________________

          SIGNATURE PAGE TO SUBORDINATION AND INTERCREDITOR AGREEMENT

                                     SUNSUB C INC.

                                     B: /s/ MAX W. HILLMAN, JR.
                                        ------------------------------------
                                     Name: _________________________________
                                     Title: ________________________________

                                     SUNSUB HOLDINGS LLC

                                     By: /s/ MAX W. HILLMAN, JR.
                                         -----------------------------------
                                     Name: _________________________________
                                     Title: ________________________________

                                     AGENT:

                                     MERRILL LYNCH CAPITAL, as Agent
                                        a division of Merrill Lynch Business
                                        Financial Services Inc.

                                     By: /s/ JOSEPH LAZEWSKI
                                         -----------------------------------
                                     Name: Joseph Lazewski
                                     Title: ASSISTANT VICE PRESIDENT

          SIGNATURE PAGE TO SUBORDINATION AND INTERCREDITOR AGREEMENT